Exhibit 10.19

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of January 4, 2024 is made by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), and NEXT.e.GO N.V., a Dutch public limited liability company (the “Company”). The Investor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $150 million in aggregate gross purchase price of newly issued fully paid ordinary shares, nominal value EUR 0.12 of the Company (the “Ordinary Shares”);

WHEREAS, the Ordinary Shares are listed for trading on the Nasdaq Stock Market under the symbol “EGOX;”

WHEREAS, the offer and sale of the Ordinary Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder; and

WHEREAS, the Parties are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, the Parties hereto agree as follows:

Article I. Certain Definitions

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II. Pre-Paid Advances

Section 2.01        Pre-Paid Advances. Subject to the satisfaction of the conditions set forth in Annex II attached hereto, the Investor shall advance to the Company the principal amount of $4,000,000 (the “Pre-Paid Advance”), which shall be evidenced by convertible promissory notes in the form attached hereto as Exhibit B (the “Promissory Note”). The first Pre-Paid Advance shall be in a principal amount of $2,000,000 and advanced up the Effective Date of this Agreement (the “First Pre-Advance Closing”), and the second Pre-Paid Advance shall be in a principal amount of $2,000,000 and advanced on the second Trading Day after the effectiveness of the initial Registration Statement (the “Second Pre-Advance Closing”) (individually referred to as a “Pre-Advance Closing” and collectively referred to as the “Pre-Advance Closings”).

Section 2.02        Pre-Advance Closing. Each Pre-Advance Closing shall occur remotely by conference call and electronic delivery of documentation. The First Pre-Advance Closing shall take place at 10:00 a.m., New York time, on the Effective Date, provided that the conditions set forth on Annex II have been satisfied (or such other date as is mutually agreed to by the Company and the Investor). The Second Pre-Advance Closing shall take place at 10:00 a.m., New York time, on the second Trading Day after the effectiveness of the initial Registration Statement, provided that the conditions set forth on Annex II have been satisfied (or such other date as is mutually agreed to by the Company and the Investor). At each Pre-Advance Closing, the Investor shall advance to the Company the principal amount of the Pre-Paid Advance, less a discount in the amount equal to 7% of the principal amount of the Pre-Paid Advance netted from the purchase price due and structed as an original issue discount (the “Original Issue Discount”), in immediately available funds to an account designated by the Company in writing, and the Company shall deliver the Promissory Note with a principal amount equal to the full amount of the Pre-Paid Advance, duly executed on behalf of the Company. The Company acknowledges and agrees that the Original Issue Discount (i) shall not be funded but shall be deemed to be fully earned on at each Pre-Advance Closing, and (ii) shall not reduce the principal amount of each Promissory Note.

Article III. Advances

Section 3.01         Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, (i) the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, up to the Commitment Amount in aggregate gross proceeds of validly issued, fully paid and non-assessable (meaning that a holder of Ordinary Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Shares) Advance Shares by the delivery to the Investor of Advance Notices, provided (x) no balance is outstanding under a Promissory Note, or, (y) if there is a balance outstanding under a Promissory Note, an Amortization Event has occurred in accordance with Section 3.01(a)(iii) hereof, and (ii) for as long as there is a balance outstanding under the Promissory Note, the Investor, at its sole discretion shall have the right, but not the obligation, by the delivery to the Company of Investor Notices, to cause an Advance Notice to be deemed delivered to the Investor and the issuance and sale of Advance Shares to the Investor pursuant to an Advance, on the following terms:

(a)    Advance Notice. At any time during the Commitment Period the Company may require the Investor to purchase Advance Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Annex III, and in accordance with the following provisions:

(i)          The Company shall, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount (unless otherwise agreed to in writing by the Company and the Investor), it desires to issue and sell to the Investor in each Advance Notice, the Pricing Period to be used, and the time it desires to deliver each Advance Notice.

(ii)         There shall be no mandatory minimum Advances and there shall be no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(iii)        For so long as any amount remains outstanding under a Promissory Note, without the prior written consent of the Investor, (A) the Company may only (other than with respect to a deemed Advance Notice pursuant to an Investor Notice) submit an Advance Notice if an Amortization Event has occurred and the obligation of the Company to make monthly prepayments under the Promissory Note has not ceased, and (B) the Investor shall pay the aggregate Purchase Price owed to the Company from such Advances (“Advance Proceeds”) by the Company offsetting part of its debt equal to the Advance Proceeds outstanding under the Promissory Note (first towards accrued and unpaid interest, and then towards outstanding principal and the corresponding payment premium (as set forth in the Promissory Note) in respect of such principal amount, if applicable) against its receivable from the Investor in respect of the Purchase Price.

(b)   Investor Notice. At any time during the Commitment Period, provided that there is a balance remaining outstanding under a Promissory Note, the Investor may, by delivering an Investor Notice to the Company, cause an Advance Notice to be deemed delivered to the Investor and the issuance and sale of Advance Shares to the Investor pursuant to an Advance, in accordance with the following provisions:

(i)          The Investor shall, in its sole discretion, select the amount of the Advance up to the Maximum Advance Amount applicable to the Investor, and the time it desires to deliver each Investor Notice; provided that the amount of the Advance selected shall not exceed the balance owed under all Promissory Notes outstanding on the date of delivery of the Investor Notice.

(ii)         The Purchase Price of the Advance Shares in respect of any Advance Notice deemed delivered pursuant to an Investor Notice shall be equal to the Conversion Price (as defined in the Promissory Note) in effect on the date of delivery of the Investor Notice. The Investor shall be deemed to pay the Purchase Price for the Advance Shares to be issued pursuant to the Investor Notice as a result of the Company offsetting part of its debt equal to the Purchase Price outstanding under a Promissory Note (first towards accrued and unpaid interest, if any, then towards principal) against its receivable from the Investor in respect of the Purchase Price.

(iii)        Each Investor Notice shall set forth the amount of the Advance requested, the Purchase Price (which shall be equal to the Conversions Price) along with a report by Bloomberg, L.P. indicating the relevant VWAP used in calculating the Conversion Price, the number of Advance Shares to be issued by the Company and purchased by the Investor, the aggregate amount of accrued and unpaid interest of the Promissory Note (if any) that shall be offset by the issuance of Advance Shares, the aggregate amount of principal of the Promissory Note that shall be offset by the issuance of Advance Shares, and the total amount of the Promissory Note that shall be outstanding following the closing of the Advance, and each Investor Notice shall serve as the Settlement Document in respect of such Advance.

(iv)        Upon the delivery of an Investor Notice, a corresponding Advance Notice shall simultaneously and automatically be deemed to have been delivered by the Company to the Investor requesting the amount of the Advance set forth in the Investor Notice, and any conditions precedent to such Advance Notice under the terms of this Agreement that have not been satisfied shall be deemed to have been waived by the Investor.

(v)         The Investor shall deliver Investor Notices in respect of Advances of more than an aggregate of $2,000,000 in any Calendar Month where the Purchase Price is less than the Fixed Price (as defined in the Note), provided that this limitation shall not apply (i) at any time upon the occurrence and during the continuance of an Event of Default (as defined in the Note), and (ii) with respect to any conversions utilizing the Fixed Price, and may be waived with the consent of the Company.

(c)    Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit C attached hereto. An Advance Notice selecting an Option 1 Pricing Period shall only be delivered on a Trading Day and shall be deemed delivered on the day such notice is received by e-mail. An Advance Notice selecting an Option 2 Pricing Period shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by e-mail at or before 9:00 a.m. New York City time (or at such later time if agreed to by the Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by e-mail after 9:00 a.m. New York City time. An Advance Notice deemed delivered pursuant to an Investor Notice shall be deemed delivered on the same date upon which the Investor Notice is received by the Company. Upon receipt of an Advance Notice, the Investor shall promptly (and, with respect to an Advance Notice selecting an Option 1 Pricing Period, in no event more than one-half hour after receipt) provide written confirmation (which may be by e-mail) of receipt of such Advance Notice, and which confirmation, in the case of an Advance Notice selecting an Option 1 Pricing Period, shall specify the commencement time of the Option 1 Pricing Period.

Section 3.02        Advance Limitations, Regulatory. Regardless of the Advance requested in an Advance Notice, including an Advance Notice deemed delivered pursuant to an Investor Notice, the final number of Advance Shares to be issued and sold pursuant to such Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

(a)    Ownership Limitation; Commitment Amount. At the request of the Company, the Investor will inform the Company in writing of the number of Ordinary Shares the Investor currently beneficially owns. At the request of the Investor, the Company shall promptly confirm orally or in writing to the Investor the number of Ordinary Shares then issued and outstanding. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Ordinary Shares under this Agreement which, when aggregated with all other Ordinary Shares beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the (direct or indirect) beneficial ownership by the Investor and its affiliates (on an aggregated basis) to exceed 4.99% of the then outstanding voting power or number of Ordinary Shares (the “Ownership Limitation”). In connection with each Advance Notice, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(b)   Registration Limitation. In no event shall an Advance exceed the amount registered in respect of the transactions contemplated hereby under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(c)    Limitations on number of Advance Shares. In no event shall the Company or the Investor cause or request the offer and sale of any Advance Shares if, after giving effect to the sale of such Advance Shares, the aggregate number of Advance Shares sold pursuant to this Agreement would exceed (i) the number of Ordinary Shares that remain available for issuance under the authorized share capital (maatschappelijk kapitaal) of the Company or otherwise reserved from the Company’s authorized share capital, (ii) the number of Ordinary Shares that the Company’s board of directors is authorized to issue and sell from time to time in accordance with the Company’s articles of association and applicable Dutch law. Under no circumstances shall the Company be obliged to issue any Advance Shares pursuant to this Agreement at a price lower than the nominal value per Ordinary Share. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares.

(d)   Volume Threshold. In connection with an Advance Notice where the Company selects an Option 1 Pricing Period, if the total number of Ordinary Shares traded on the Principal Market during the applicable Pricing Period is less than the Volume Threshold, then the number of Advance Shares issued and sold pursuant to such Advance Notice shall be reduced to the greater of (a) 30% of the trading volume of the Ordinary Shares on the Principal Market during such Pricing Period as reported by Bloomberg L.P., or (b) the number of Ordinary Shares sold by the Investor during such Pricing Period, but in each case not to exceed the amount requested in the Advance Notice.

Section 3.03        Advance Limitations, Minimum Acceptable Price.

(a)    With respect to each Advance Notice where the Company selects an Option 2 Pricing Period the Company may notify the Investor of the Minimum Acceptable Price with respect to such Advance by indicating a Minimum Acceptable Price on such Advance Notice. If no Minimum Acceptable Price is specified in an Advance Notice, then no Minimum Acceptable Price shall be in effect in connection with such Advance. Each Trading Day during an Option 2 Pricing Period for which (A) with respect to each Advance Notice with a Minimum Acceptable Price, the VWAP of the Ordinary Shares is below the Minimum Acceptable Price in effect with respect to such Advance Notice, or (B) there is no VWAP, or (C) the VWAP of the Ordinary Shares is such that the Purchase Price would be below the nominal value of one Ordinary Share (each such day, an “Excluded Day”), shall result in an automatic reduction to the number of Advance Shares set forth in such Advance Notice by 33% (the resulting amount of each Advance being the “Adjusted Advance Amount”), and each Excluded Day shall be excluded from the Option 2 Pricing Period for purposes of determining the Market Price.

(b)   The total Advance Shares in respect of each Advance (after reductions have been made to arrive at the Adjusted Advance Amount, if any) shall be automatically increased by such number of Ordinary Shares (the “Additional Shares”) equal to the greater of (a) the number of Ordinary Shares sold by the Investor on such Excluded Day(s), if any, or (b) such number of Ordinary Shares elected to be subscribed for by the Investor, and the price paid per share for each Additional Share shall be equal to the Minimum Acceptable Price in effect with respect to such Advance Notice multiplied by 97%, provided that this increase shall not cause the total Advance Shares to exceed the amount set forth in the original Advance Notice or any limitations set forth in Section 3.02. For so long as any amount remains outstanding under a Promissory Note, references in the offset arrangements set forth in Section 3.01 to the Advance Shares shall include the Additional Shares and at any other time during the Commitment Period, references in the closing mechanics set forth in Section 3.05 to the Advance Shares shall include the Additional Shares.

Section 3.04        Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice from the Company the Parties shall be deemed to have entered into an unconditional contract binding on both Parties for the purchase and sale of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 7.21, the Investor may sell Ordinary Shares after receipt of an Advance Notice, including during a Pricing Period.

Section 3.05        Closings. The closing of each Advance and the delivery of each sale and purchase of Advance Shares and payment (or deemed payment pursuant to the offset arrangements set forth in Section 3.01) for the Advance Shares (whether pursuant to an Advance Notice delivered by the Company or in connection with an Advance Notice deemed delivered by the Company in connection with an Investor Notice) (each, a “Closing”) shall take place as soon as practicable on each applicable Advance Date in accordance with the procedures set forth below (provided that the Purchase Price must always be such that sales of Advance Shares cannot result in aggregate Purchase Price of the Advance Shares being less than the aggregate nominal value of those Advance Shares). The Company acknowledges that, other than in connection with an Investor Notice, the Purchase Price is not known at the time an Advance Notice is delivered but shall be determined on each Closing based on the daily prices of the Ordinary Shares that are the inputs to the determination of the Purchase Price. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)    On or prior to each Advance Date, the Investor shall deliver to the Company a Settlement Document along with a report by Bloomberg, L.P. (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties) indicating the VWAP for each of the Trading Days during the Pricing Period or period for determining the Conversion Price, in each case in accordance with the terms and conditions of this Agreement. In connection with an Investor Notice, the Investor Notice shall serve as the Settlement Document.

(b)   Settlement for sales of Advance Shares will occur on the second Trading Day following each Advance Date (or such earlier day as is industry practice or as is required for regular-way trading) (the “Settlement Date”). On each Settlement Date, subject to the delivery or deemed delivery of the related the aggregate Purchase Price of the Advance Shares (as set forth in the Settlement Document) by the Investor to the Company, the Company will issue the Advance Shares being sold on such date pursuant to a deed of issue (each, a “Deed of Issue”), and will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at DTC through its DWAC system or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. On each Settlement Date, unless to the extent the Purchase Price is deemed paid pursuant to the offset arrangements set forth in Section 3.01, the Investor will deliver the related aggregate Purchase Price of the Advance Shares (as set forth in the Settlement Document) in same day funds to an account designated by the Company on or prior to the Settlement Date and in any event before the execution by the Company of the applicable Deed of Issue, provided that, in case where delivery of such aggregate Purchase Price of the Advance Shares to the Company is not possible prior to the execution of the applicable Deed of Issue, the Investor may instead (i) notify the Company in writing that it holds such aggregate Purchase Price of the Advance Shares for account and benefit of the Company (such notice constituting a deemed delivery of such aggregate Purchase Price of the Advance Shares) and (ii) subsequently and promptly delivering such aggregate purchase price of the Advance Shares to the Company (in any event within [two] Trading Days following the execution of the execution of the relevant Deed of Issue). The Investor shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Advance Shares being sold. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next lower whole number of shares. The Company will arrange, at its own costs, for any third-party (bank- or auditor) declaration, filings and registrations prescribed by Applicable Laws. To facilitate the transfer of the Advance Shares by the Investor, the Advance Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Advance Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Advance Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

(c)    Notwithstanding Section 3.05(b), the certificate(s) or book-entry statement(s) representing the Initial Commitment Shares issued prior to the date the Registration Statement is declared effective by the SEC shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of the Initial Commitment Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(d)   On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement and/or Applicable Laws in order to implement and effect the transactions contemplated herein.

(e)    On or prior to the first Closing, the Investor shall deliver to the Company a duly executed IRS Form W-8BEN-E, IRS Form W-8IMY (with all relevant attachments), or other applicable IRS Form W-8 or W-9, and any other similar tax documentation or information reasonably requested by the Company. Investor shall update any such form or certification (or any applicable successor form) or information promptly upon the obsolescence or invalidity of any form previously delivered by such Investor or at the reasonable request of the Company.

(f)    Notwithstanding anything to the contrary in this Agreement, other than in respect of Advance Notices deemed to be given pursuant to Investor Notices, if on any day during the Pricing Period (i) the Company notifies Investor that a Material Outside Event has occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that any pending Advance shall end and the final number of Advance Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Ordinary Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 3.06        Hardship.

(a)    In the event the Investor sells Ordinary Shares after receipt, or deemed receipt of an Advance Notice and the Company fails to perform its obligations as mandated in this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default provided that the Investor has complied with all of its obligations, to the extent relevant, as mandated in Section 3.05. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to Applicable Laws and the rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(b)   In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 3.05, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default provided that the Company has complied with all of the obligations, to the extent relevant, as mandated in Section 3.05. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 3.07        Home Country Practice. Prior to the date hereof, the Company has taken all actions required pursuant to Nasdaq Rule 5615(a)(3) to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of the Nasdaq by adopting the home country practice (the “Home Country Practice”) in connection with the transactions contemplated hereunder (including an exemption from any Nasdaq rules that would otherwise require seeking shareholder approval in respect of such transactions). The Company may issue the relevant Ordinary Shares upon conversion of any outstanding Promissory Notes or upon any Advances hereunder without regard to the limitations imposed by Nasdaq Rule 5635(d). So long as any Promissory Notes are outstanding, the Company shall comply with the Home Country Practice rules and shall not take any action to change its Home Country Practice or become subject to Nasdaq Rule 5635(d) with respect to transactions contemplated herein. The Company’s practices in connection with the transactions contemplated hereunder are not prohibited by its home country’s laws.

Section 3.08        Completion of Resale Pursuant to the Registration Statement. After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, Investor will notify the Company that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement. The Company also shall have no further obligation hereunder to maintain the effectiveness of the Registration Statement after the 180th day following the latest Closing that has occurred.

Article IV. Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof, as of each Advance Notice Date and as of the date of each Pre-Advance Closing that:

Section 4.01        Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to purchase or acquire Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of the Transaction Documents to which it is a party by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver the Transaction Documents to which it is a party and all other instruments on behalf of the Investor or its shareholders. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 4.02        Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Ordinary Shares and of protecting its interests in connection with the transactions contemplated hereby. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Ordinary Shares, and has so evaluated the merits and risks of such investment. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 4.03        No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review the Transaction Documents and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Ordinary Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 4.04        Investment Purpose. The Investor is acquiring the Ordinary Shares and any Promissory Note for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration

Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by Applicable Laws and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.05        Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 4.06        Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 4.07        Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 4.08        No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, in either case which establishes a net short position with respect to the Ordinary Shares that remains in effect as of the date of this Agreement.

Section 4.09        Resale of Shares. The Investor represents, warrants and covenants that it will resell the Shares only pursuant to the Registration Statement in which the resale of such Shares is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable federal and state securities laws, rules and regulations, or pursuant to an exception from the registration provisions of the Securities Act, if applicable.

Section 4.10        General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Ordinary Shares by the Investor. The Investor is not purchasing the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D).

Section 4.11        Trading Activities. The Investor’s trading activities with respect to the Ordinary Shares shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market.

Section 4.12        Broker/Dealer Relationships. The Investor shall, from time to time, provide the Company and the Company’s transfer agent with all information regarding any broker-dealer used to effectuate sales of Ordinary Shares that it may purchase pursuant to this Agreement (each, a “Broker-Dealer”) as reasonably requested by the Company and for which such information is required in order for the Company to carry out its obligations under this Agreement or comply with any Applicable Laws. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer (if any), and shall be responsible for designating only a DTC participant eligible to receive Ordinary Shares through the DWAC system.

Article V. Representations and Warranties of the Company

Except as set forth in the disclosure schedule delivered by the Company to the Investor concurrently with this Agreement (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), or where specifically set forth below with respect to certain specified representations and warranties, the SEC Documents, the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.01        Organization and Qualification. The Company has been duly incorporated and is currently validly existing as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands. The Company’s Subsidiaries are entities duly formed, validly existing and in good standing (or the equivalent concept in the jurisdictions where this is a known legal concept) under the laws of the jurisdiction in which they are formed and the Company and its Subsidiaries have the requisite power and authority to own their properties and to carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing (or the equivalent concept in the jurisdictions where this is a known legal concept) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 5.02        Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Ordinary Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company or its board of directors or its shareholders. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

Section 5.03        Authorization of the Shares. The Initial Commitment Shares to be issued under this Agreement will be, when issued and delivered and when paid for as provided herein, validly issued, fully paid and non-assessable (meaning that the holders of the Ordinary Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Shares) and any preemptive rights with respect to the issuance of the Initial Commitment Shares will have been validly excluded.

The Advance Shares to be issued by the Company and purchased under this Agreement by the Investor pursuant to an Advance Notice, will be, when issued and delivered and when paid for (or when such payment is deemed to have been made) as provided herein, duly and validly issued and fully paid and nonassessable (meaning that a holder of Ordinary Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Shares), any preemptive with respect to the issuance of the Advance Shares will have been validly excluded, and those Advance Shares will, upon the issuance by the Company thereof, be issued free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights created by the Company, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus. The designation of the board of directors of the Company as the corporate body, for a period of five years after 19 October 2023 to resolve (a) to issue Ordinary Shares and/or to grant rights to subscribe for Ordinary Shares up to the authorised share capital as included in the Company’s articles of association from time to time; and (b) to limit and/or exclude pre-emption rights in relation to an issuance of, or a granting of rights to subscribe for, Ordinary Shares as referred to under paragraph (a), has been duly and validly adopted and has not been amended, modified, cancelled, revoked or in any other manner affected and neither the Company nor the Company’s board of directors will take any action to amend, modify, cancel, revoke or in any other manner affect such authorization until termination of this Agreement in accordance with its terms. So long as any of the Promissory Notes remain outstanding, the Company shall have reserved from its authorized share capital

(maatschappelijk kapitaal) and the board of directors of the Company shall have such authority to issue (and exclude any pre-emption rights in relation thereto) the maximum number of Ordinary Shares issuable upon conversion of such Promissory Notes (assuming for purposes hereof that (x) such Promissory Notes are convertible at the Floor Price (as defined in the Promissory Notes) as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Promissory Notes set forth therein.

Section 5.04        No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Ordinary Shares) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights (in whole or in part) of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 5.05        The Company understands and acknowledges that the number of Ordinary Shares issuable upon conversion of the Promissory Notes will increase in certain circumstances. The Company further acknowledges its obligation to issue the Ordinary Shares upon conversion of the Promissory Notes in accordance with the terms thereof or upon delivery of an Advance Notice (including upon receipt of an Investor Notice) is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.06        SEC Documents; Financial Statements. Since October 31, 2023, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents and all statutory financial accounts in accordance with Applicable Laws. The Company has delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each of the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.07        Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by IFRS or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the

Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 5.08        Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-1 under the Securities Act. Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Advance Notice Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than a Registration Statement and the Prospectus to which the Investor has consented, other than as required by Applicable Laws.

Section 5.09        No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Notice Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 5.10        Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 5.11        Equity Capitalization.

              (a)         Authorized and Outstanding Capital Stock. As of the date hereof, the authorized share capital of the Company consists of 462,500,000 Ordinary Shares, nominal value EUR 0.12, of which 93,616,318 are issued and outstanding.

              (b)         Valid Issuance; Available Shares. The issuance of all outstanding Ordinary Shares has been duly authorized and all outstanding Ordinary Shares have been validly issued and are fully paid and nonassessable (meaning that a holder of Ordinary Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Shares).

              (c)         Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (B) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (C) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (D) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; and (E) neither the Company nor any Subsidiary has entered into any Variable Rate Transaction.

Section 5.12        Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. Except as would not cause a Material Adverse Effect, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 5.13        Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 5.14         Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 5.15        Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) owns or has leasehold title to its properties. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 5.16        Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 5.17        Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 5.18        Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 5.19        Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Ordinary Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 5.20        Absence of Certain Changes. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings. The Company is Solvent.

Section 5.21        Subsidiaries. Other than as set forth in the Disclosure Schedule, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 5.22         Tax Compliance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has properly requested extensions thereof, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, if due and payable, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

Section 5.23        Certain Transactions. Except as disclosed in the SEC Documents or as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 5.24        Rights of First Refusal. The Company is not obligated to offer the Ordinary Shares issuable hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 5.25        Dilution. The Company is aware and acknowledges that issuance of Ordinary Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Ordinary Shares.

Section 5.26        Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder or the Promissory Note. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Ordinary Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 5.27        Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 5.28        Relationship of the Parties. Neither the Company, nor any of its subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 5.29        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus prepared pursuant to the terms of the Registration Rights Agreement will be made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 5.30        Compliance with Laws. The Company and each of its Subsidiaries are in compliance in all material respects with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any Applicable Laws or regulation or governmental position; in each case that would have a Material Adverse Effect.

Section 5.31        Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Advance Shares or any Pre-Paid Advance, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Article VI. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 6.01        Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its investment manager, Yorkville Advisors Global, LP, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 6.02        Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company, its Subsidiaries and all of its and their officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 6.03        Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article VI except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 6.04        Remedies. The remedies provided for in this Article VI are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article VI shall survive expiration or termination of this Agreement.

Section 6.05        Limitation of liability. Notwithstanding the foregoing, no party shall seek, nor shall any be entitled to recover from the other party be liable for, special, incidental, indirect, consequential, punitive or exemplary damages.

Article VII.
Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 7.01        Effective Registration Statement. During the Commitment Period, the Company shall maintain the continuous effectiveness of each Registration Statement filed with the SEC under the Securities Act pursuant to and in accordance with the Registration Rights Agreement; provided, however, that in the event there are no Pre-Paid Advances outstanding, the Company shall only be required to use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement and each subsequent Registration Statement filed with the SEC under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

Section 7.02        Registration and Listing. The Company shall cause the Ordinary Shares to continue to be registered as a class of securities under Section 12(b) or 15(d) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to voluntarily terminate or suspend such registration or to voluntarily terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use commercially reasonable efforts to continue the listing and trading of its Ordinary Shares and the listing of the Shares purchased by the Investor hereunder on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Principal Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Ordinary Shares to be listed or quoted on another Principal Market.

Section 7.03        Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time during the Commitment Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Articles of Association, Rules of Procedure or any other organizational documents of the Company or any of its Subsidiaries, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 7.04        Suspension of Registration Statement.

(a)    Establishment of a Black Out Period. During the Commitment Period, provided that there is no balance outstanding under any Promissory Note, the Company from time to time may suspend the use of a Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)   No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Ordinary Shares of the Company pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws.

(c)    Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 60 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 7.05        Listing of Ordinary Shares. As of each Advance Notice Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 7.06        Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice and the first Pre-Paid Advance, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 7.07        Exchange Act Registration. The Company shall file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and, during the Commitment Period, will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 7.08        Early Filing Requirement. In addition to its obligations under the Exchange Act and the terms of this Agreement, the Company shall file its annual report on Form 20-F for the year ending December 31, 2023 (the “Annual Report”) with the SEC no later than March 31, 2024 (the “Early 20-F Deadline”). In addition, the Company shall file its semi-annual report on Form 6-K for the half year ending June 30, 2024 (the “Semi-Annual Report”) with the SEC no later than September 30, 2024 (the “Early 6-K Deadline” and with the Early 20-F Deadline, each, an “Early Filing Deadline”). The Early Filing Deadlines are earlier than the standard deadlines for such reports under the Exchanger Act. The Annual Report and the Semi-Annual Report shall comply will all applicable SEC rules and regulations for filing thereof.

Section 7.09        The Company and any of its subsidiary shall comply with any filing and reporting obligations in particular but not limited to filing and reporting obligations under the Exchange Act or the Securities Act, or with any other local law filing and reporting requirements that apply under the jurisdictions of the Company or any subsidiary, in particular but not limited to Applicable Laws requirements to file, adopt and publish financial statements or any other form of accounts or financials, whether annual, periodically or ad-hoc publications, each in conformity with Applicable Law and/or accounting standards.

Section 7.10        Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Ordinary Shares) deliver to the transfer agent for the Ordinary Shares (with a copy to the Investor) instructions to issue Ordinary Shares to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law, in each case supported as needed by an opinion from legal counsel for the Company.

Section 7.11        Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 7.12        Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Ordinary Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus). The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 3.05(f)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (iv), inclusive, a “Material Outside Event”).

Section 7.13        Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 7.14        Issuance of the Company’s Ordinary Shares. The issuance and sale of the Ordinary Shares to the Investor hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law and Applicable Laws. The Company covenants, so long as any of the Promissory Notes remain outstanding, that (i) the board of directors of the Company has and will have such authority as required to issue the maximum number of Ordinary Shares issuable upon conversion of such Promissory Notes (assuming for purposes hereof that (x) such Promissory Notes are convertible at the Floor Price (as defined in the Promissory Notes) as of the date of determination, and (y) any such conversion shall not take into account any limitations on the conversion of the Promissory Notes set forth therein), (ii) if it appears that the Company does not have sufficient authority to do so, the Company covenants to propose to its general meeting one or more resolutions to authorize the Company’s board of directors to give full effect to the foregoing by proposing an increase in the Company’s authorized share capital and/or the authorization of the Company’s board of directors to issue Ordinary Shares up to the Company’s authorized share capital from time to time and to limit or exclude pre-emption rights in connection with any such issuance and (iii) not to propose to its general meeting any resolution to decrease its authorized share capital.

Section 7.15        Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any Prospectus and any amendments or supplements thereto requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 7.16        Current Report. The Company shall, not later than 9:00 a.m., New York City time, on the fourth business day after the date of this Agreement, file with the SEC a current report on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including any exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall give due consideration to all such comments. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that from and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, nonpublic information provided to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion); it being understood that the mere notification of Investor required pursuant to Section 7.10(iv) hereof shall not in and of itself be deemed to be material non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares.

Section 7.17         Use of Proceeds. The proceeds from the funding of a Pre-Paid Advance or the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein (including any proceeds from the funding of a Pre-Paid Advance) to repay any advances or loans to any executives, directors, or employees of the Company or any Subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of the Company or any Subsidiary whether or not such amounts are described on the balance sheets of the Company in any SEC Documents and any Subsidiary or described in any “Related Party Transactions” section of any SEC Documents. The Company shall not without the prior written consent of the Investor loan, invest, transfer or “downstream” any cash proceeds, or assets or property acquired with cash proceeds from the issuance and sale of the Promissory Note to any Subsidiary, unless the Investor and the Subsidiary enter into a subsidiary guaranty in the form of the Global Guaranty Agreement.

Section 7.18        Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 7.19        Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or (ii) sell, bid for, or purchase Ordinary Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 7.20        Trading Information. On the first Trading Day of each week (provided the Investor sold any shares during the prior week) and otherwise upon the Company’s reasonable request, the Investor agrees to provide the Company with trading reports setting forth the number and average sales prices of shares of Ordinary Shares sold by the Investor during the prior trading week.

Section 7.21        Selling Restrictions. (i) Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor any of its officers, affiliates, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of Ordinary Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to this Agreement.

Section 7.22        Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Section 7.23        No Variable Rate Transactions or Related Party Payments. From the date hereof until the date upon which the Promissory Notes to be issued hereunder have been repaid in full, the Company shall not (A) repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt, or (B) effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or any security which entitles the holder to acquire Ordinary Shares (or a combination of units thereof) involving a Variable Rate Transaction, other than involving a Variable Rate Transaction with the Investor. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Article VIII.
Non Exclusive Agreement

This Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Ordinary Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article IX.
Choice of Law/Jurisdiction

Section 9.01             This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Article X. Termination

Section 10.01      Termination.

(a)    Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the Effective Date, provided that if the Promissory Note is then outstanding, such termination shall be delayed until such date that the Promissory Note that was outstanding has been repaid, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Ordinary Shares equal to the Commitment Amount.

(b)   The Company may terminate this Agreement effective upon five Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Ordinary Shares under which have yet to be issued, (ii) there is not an outstanding Promissory Note, and (iii) the Company has paid all undisputed amounts owed to the Investor pursuant to this Agreement.

(c)    This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(d)   Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article VI shall survive termination hereunder.

Article XI. Notices

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested, (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit C hereof) shall be:

If to the Company, to:	Next.e.GO N.V. Lilienthalstraße 1 52068 Aachen, Germany Attention: [*] E-mail: [*]@e-go-mobile.com and copy to: legal@e-go-mobile.com
With copies (which shall not constitute notice or delivery of process) to:	Sullivan & Cromwell LLP Neue Mainzer Straße 52 60311 Frankfurt, Germany Attention: [*] E-mail: [*]@sullcrom.com
If to the Investor(s):	YA II PN, Ltd. 1012 Springfield Avenue Mountainside, NJ 07092 Attention: [*] Portfolio Manager Telephone: (201) [*] Email: [*]@yorkvilleadvisors.com
With a Copy (which shall not constitute notice or delivery of process) to:	[*], Esq. 1012 Springfield Avenue Mountainside, NJ 07092 Telephone: (201) [*] Email: legal@yorkvilleadvisors.com or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XII. Miscellaneous

Section 12.01      Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 12.02      Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 12.03      Reporting Entity for Ordinary Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Ordinary Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04      Commitment and Structuring Fee. Each of the Parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay to YA Global II SPV, LLC, a subsidiary of the Investor, a structuring fee in the amount of $25,000, of which $15,000 has been paid prior to the date hereof, and the remaining $10,000 shall be paid directly from the proceeds of the First Pre-Paid Advance. The Company shall pay a commitment fee in an amount equal to $1,500,000 (the “Commitment Fee”), of which (i) $350,000 (the “Initial Commitment Fee” ) shall be paid within 2 days of the Effective Date by the issuance to the Investor of such number of Ordinary Shares that is equal to the Initial Commitment Fee divided by the closing price of the Ordinary Shares as of the Trading Day immediately prior to the Effective Date (the “Initial Commitment Shares”), and (ii) $1,150,000 (the “Deferred Commitment Fee”) shall be due and payable only if the Company shall have received gross proceeds of at least $100 million under this Agreement by the one-year anniversary of the Effective Date. The Deferred Commitment Fee, if applicable, shall be payable on the one-year anniversary of the Effective Date, by the issuance to the Investor of such number of Ordinary Shares that is equal to the Deferred Commitment Fee divided by the closing price of the Ordinary Shares as of the Trading Day immediately prior to the one-year anniversary of the Effective Date (the “Deferred Commitment Shares”). The Initial Commitment Shares issuable hereunder shall be included on the initial Registration Statement. The Deferred Commitment Shares, if any are issued, shall have piggy-back registration rights. Upon the issuance of the Initial Commitment Shares or the Deferred Commitment Shares (if any), the Company shall offset of its debt to pay the Initial Commitment Fee or the Deferred Commitment Fee, as applicable, against its receivable from the Investor in respect of the issue price payable in respect of the Initial Commitment Shares or Deferred Commitment Shares, as applicable (which shall be equal to the Initial Commitment Fee or the Deferred Commitment Fee, as applicable).

Section 12.05      Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY: NEXT.E.GO N.V.
By:
Name:	[*]
Title:	[*]
INVESTOR: YA II PN, Ltd.
By: Yorkville Advisors Global, LP
Its: Investment Manager
By: Yorkville Advisors Global II, LLC Its: General Partner
By:
Name: [*]
Title: [*]

ANNEX I TO THE
STANDBY EQUITY PURCHASE AGREEMENT
DEFINITIONS

“Additional Shares” shall have the meaning set forth in Section 3.03.

“Adjusted Advance Amount” shall have the meaning set forth in Section 3.03

“Advance” shall mean any issuance and sale of Advance Shares by the Company to the Investor pursuant to this Agreement.

“Advance Date” shall mean the first Trading Day after expiration of the applicable Pricing Period for each Advance, provided that, with respect to an Advance pursuant to an Investor Notice, the Advance Date shall be the first Trading Day after the date of delivery of such Investor Notice.

“Advance Notice” shall mean a written notice in the form of Exhibit C attached hereto to the Investor executed by an officer of the Company and setting forth the number of Advance Shares that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 3.01(c) of this Agreement) an Advance Notice to the Investor, subject to the terms of this Agreement.

“Advance Shares” shall mean the Ordinary Shares that the Company shall issue and sell to the Investor pursuant to the terms of this Agreement.

“Affiliate” shall have the meaning set forth in Section 4.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Amortization Event” shall have the meaning set forth in the Promissory Note.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Black Out Period” shall have the meaning set forth in Section 7.01.

“Calendar Month” means one of the months as named in the calendar.

“Closing” shall have the meaning set forth in Section 3.05.

“Commitment Amount” shall mean $150,000,000 in aggregate gross proceeds of Ordinary Shares.

“Commitment Fee” shall have the meaning set forth in Section 12.04.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

“Common Share Equivalents” shall mean any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 6.02.

“Condition Satisfaction Date” shall have the meaning set forth in Annex II.

“Conversion Price” shall have the meaning set forth in the Promissory Note.

“Daily Traded Amount” shall mean the daily trading volume of the Ordinary Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P.

“Deferred Commitment Fee” shall have the meaning set forth in Section 12.04.

“Deferred Commitment Shares” shall have the meaning set forth in Section 12.04.

“Disclosure Schedule” shall have the meaning set forth in Article V.

“DTC” shall mean The Depository Trust Company.

“DWAC” shall mean Deposit/Withdrawal at Custodian.

“Effective Date” shall mean the date hereof.

“Environmental Laws” shall have the meaning set forth in Section 5.14.

“Event of Default” shall have the meaning set forth in the Promissory Note.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Day” shall have the meaning set forth in Section 3.03.

“Fixed Price” shall have the meaning set forth in the Promissory Note.

“Global Guaranty Agreement” shall mean the global guaranty agreement in the form attached hereto as Exhibit F.

“Hazardous Materials” shall have the meaning set forth in Section 5.14.

“Home Country Practice” shall have the meaning set forth in Section 3.07.

“Indemnified Liabilities” shall have the meaning set forth in Section 6.01.

“Initial Commitment Fee” shall have the meaning set forth in Section 12.04.

“Initial Commitment Shares” shall have the meaning set forth in Section 12.04.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Notice” shall mean a written notice to the Company in the form set forth herein as Exhibit E attached hereto.

“Investor Indemnitees” shall have the meaning set forth in Section 6.01.

“Market Price” shall mean an Option 1 Market Price or Option 2 Market Price, as applicable.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 7.12.

“Maximum Advance Amount” means (A) in respect of each Advance Notice delivered by the Company pursuant to Section 3.01(a) of this Agreement, the greater of (i) an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount during the five consecutive Trading Day immediately preceding an Advance Notice, or (ii) 1.0 million Ordinary Shares, and (B) in respect of each Advance Notice deemed delivered by the Company pursuant to an Investor Notice, the amount selected by the Investor in such Investor Notice, which amount shall not exceed the limitations set forth in Section 3.02 of this Agreement.

“Minimum Acceptable Price” shall mean the minimum price notified by the Company to the Investor in each Advance Notice, if applicable.

“OFAC” shall have the meaning set forth in Section 5.31.

“Option 1 Market Price” shall mean the VWAP of the Ordinary Shares during the Option 1 Pricing Period.

“Option 2 Market Price” shall mean the lowest daily VWAP of the Ordinary Shares during the Option 2 Pricing Period.

“Option 1 Pricing Period” shall mean the period on the applicable Advance Notice Date with respect to an Advance Notice selecting an Option 1 Pricing Period commencing (i) if submitted to Investor prior to 9:00 a.m. Eastern Time on a Trading Day, the open of trading on such day or (ii) if submitted to Investor after 9:00 a.m. Eastern Time on a Trading Day, upon receipt by the Company of written confirmation (which may be by e-mail) of acceptance of such Advance Notice by the Investor (or the open of regular trading hours, if later), and which confirmation shall specify such commencement time, and, in either case, ending on 4:00 p.m. New York City time on the applicable Advance Notice Date.

“Option 2 Pricing Period” shall mean the three consecutive Trading Days commencing on the Advance Notice Date.

“Ordinary Shares” shall have the meaning set forth in the recitals of this Agreement.

“Original Issue Discount” shall have the meaning set forth in Section 2.02.

“Ownership Limitation” shall have the meaning set forth in Section 3.02(a).

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Pre-Advance Closing” shall have the meaning set forth in Section 2.01.

“Pre-Paid Advance” shall mean have the meaning set forth in Section 2.01.

“Pricing Period” shall mean the Option 1 Pricing Period or Option 2 Pricing Period, as applicable.

“Principal Market” shall mean the Nasdaq Stock Market; provided however, that in the event the Ordinary Shares are ever listed or traded on the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which the Ordinary Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Ordinary Shares.

“Promissory Note” shall have the meaning set forth in Section 2.01.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement, including documents incorporated by reference therein.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including documents incorporated by reference therein.

“Purchase Price” shall mean the price per Advance Share obtained by multiplying the Market Price by (i) 96% in respect of an Advance Notice with an Option 1 Pricing Period, (ii) 97% in respect of an Advance Notice with an Option 2 Pricing Period, or (iii) in the case of any Advance Notice delivered pursuant to an Investor Notice, the Purchase Price set forth in Section 3.01(b)(ii), provided in each case that the issue price per Advance Share shall be no less than the nominal value of one Ordinary Share (translated into USD using the EUR/USD exchange rate published by the European Central Bank for that date, or, in the absence of such publication, such other official EUR/USD exchange rate chosen by the Investor).

“Registration Limitation” shall have the meaning set forth in Section 3.02(b).

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Sanctions” shall have the meaning set forth in Section 5.31.

“Sanctioned Countries” shall have the meaning set forth in Section 5.31.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall mean (1) any registration statement on Form F-1, F-3 or F-4 filed by the Company with the SEC, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act, (2) any proxy statement submitted on Form 6-K by the Company to the SEC, including all documents incorporated or deemed incorporated therein by reference, (3) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the two years prior to the date hereof, including, without limitation, the Current Report, (4) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (5) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Date” shall have the meaning set forth in Section 3.05(b).

“Settlement Document” in respect of an Advance Notice delivered by the Company, shall mean a settlement document in the form set out on Exhibit D, and in respect of an Advance Notice deemed delivered pursuant to an Investor Notice, shall mean the Investor Notice containing the information set forth on Exhibit E.

“Shares” shall mean the Initial Commitment Shares, the Ordinary Shares to be issued from time to time hereunder pursuant to an Advance, and the Deferred Commitment Shares, if any.

“Solvent” means, on any date of determination, (a) with respect to any Person with its centre of main interests (within the meaning of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast)) in Germany, that such Person is neither illiquid (zahlungsunfähig) within the meaning of Section 17 of the German Insolvency Code (Insolvenzordnung), nor over-indebted (überschuldet) within the meaning of Section 19 of the German Insolvency Code (Insolvenzordnung), and (b) with respect to any other Person, that (i) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) such Person is able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (iv) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

“Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, any Promissory Notes issued by the Company hereunder, the Global Guaranty Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any Ordinary Shares or Common Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of Ordinary Shares or Common Share Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (including, without limitation, any “full ratchet,” “share ratchet,” “price ratchet,” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into, or effects a transaction under, any agreement, including but not limited to an “equity line of credit” or other continuous offering or similar offering of Ordinary Shares or Common Share Equivalents, (iii) issues or sells any Ordinary Shares or Common Share Equivalents (or any combination thereof) at an implied discount (taking into account all the securities issuable in such offering) to the market price of the Ordinary Shares at the time of the offering in excess of 30% or (iv) enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Ordinary Shares; provided, however, that any transactions relating to the unsecured subordinated note due October 19, 2028 issued by the Company to ACM ART M LLC with a principal amount of $12,677,423 and a coupon of 8.0% p.a. shall under no circumstances constitute a variable rate transaction.

“Volume Threshold” shall mean a number of Ordinary Shares equal to the quotient of (a) the number of Advance Shares requested by the Company in an Advance Notice divided by (b) 0.30.

“VWAP” shall mean for any specified period of time, the daily volume weighted average price of the Ordinary Shares on the Principal Market for such period as reported by Bloomberg L.P through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

ANNEX II TO THE
STANDBY EQUITY PURCHASE AGREEMENT
CONDITIONS PRECEDENT TO THE INVESTOR’S OBLIGATION TO FUND A PRE-PAID ADVANCE

The obligation of the Investor to advance to the Company a Pre-Paid Advance hereunder at each Pre-Advance Closing is subject to the satisfaction, as of the date of such Pre-Advance Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)    The Company shall have duly executed and delivered to the Investor each of the Transaction Documents to which it is a party and the Company shall have duly executed, subject to the receipt of payment in accordance with Section 2.02 herein, delivered to the Investor a Promissory Note with a principal amount corresponding to the amount of the applicable Pre-Paid Advance (before any deductions made thereto).

(b)   The Company shall have delivered to the Investor a compliance certificate executed by the chief executive officer of the Company certifying that Company has complied with all of the conditions precedent to the Pre-Advance Closing set forth herein and which may be relied upon by the Investor as evidence of satisfaction of such conditions without any obligation to independently verify.

(c)    The Investor shall have received an opinion of counsel to the Company, dated on or before the Pre-Advance Closing Date, in a form reasonably acceptable to the Investor.

(d)   The Investor shall have received a closing statement in a form to be agreed by the Parties, duly executed by an officer of the Company, setting forth wire transfer instructions of the Company for the payment of the amount of the Pre-Paid Advance, the amount to be paid by the Investor, which shall be 93% of the full amount of the Pre-Paid Advance, and any other deductions that may be agreed by the parties.

(e)    The Company shall have delivered to the Investor certified copies of its and the Guarantor’s (as defined in the Global Guaranty Agreement) articles of association or charter, as applicable.

(f)    The Company shall have delivered to the Investor a certificate evidencing the incorporation of the Company and its registration with the Dutch commercial registry as of a date within ten (10) days of the Pre-Advance Closing date.

(g)   The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(h)   Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the date of the Pre-Advance Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to the Pre-Advance Closing date.

(i)    No Suspension of Trading in or Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the SEC, the Principal Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares is listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(j)    The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Ordinary Shares.

(k)   No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(l)    Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default.

(m)  No material breach of this Agreement or any Transaction Document shall have occurred (with the passage of time or the giving of notice, or both, would constitute a material breach of this Agreement or any Transaction Document) and no Event of Default shall have occurred (assuming that the Promissory Note had been outstanding at of each Pre-Advance Closing (with the passage of time or the giving of notice, of both, would constitute an Event of Default).

(n)   The Company shall have notified the Principal Market of the issuance of all of the Shares hereunder, the Principal Market shall have completed its review of the related Listing of Additional Share form and the Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the maximum number of Ordinary Shares issuable pursuant to the Promissory Note to be issued at the Pre-Advance Closing.

(o)   The Company and its Subsidiaries shall have delivered to the Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

(p)   NEXT.e.GO Mobile SE, a German public limited liability company, a wholly owned Subsidiary of the Company shall have executed the Global Guaranty Agreement.

(q)   Solely with respect to the Second Pre-Advance Closing, the Registration Statement shall be effective in accordance with the provisions set forth in the Registration Rights Agreement, including the effectiveness deadline set forth therein.

(r)    Solely with respect to the Second Pre-Advance Closing, the Registration Statement shall be effective in accordance with the provisions set forth in the Registration Rights Agreement, including the effectiveness deadline set forth therein.

ANNEX III TO THE
STANDBY EQUITY PURCHASE AGREEMENT
CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER AN ADVANCE NOTICE

The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction or waiver, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)    Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Advance Notice Date, except to the extend such representations and warranties are as of another date, such representations and warranties shall be true and correct as of such other date.

(b)   Issuance of Commitment Shares. The Company shall have paid the Initial Commitment Fee by issuance of the Initial Commitment Shares to an account designated by the Investor, in accordance with Section 12.04, all of which Initial Commitment Fee shall be fully earned and non-refundable, regardless of whether any Advance Notices are made or settled hereunder or any subsequent termination of this Agreement.

(c)    Registration of the Ordinary Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Ordinary Shares issuable pursuant to such Advance Notice. The Current Report shall have been filed with the SEC and the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(d)   Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Ordinary Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Ordinary Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(e)    Board. The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(f)    No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(g)   Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(h)   No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(i)    No Suspension of Trading in or Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the SEC, the Principal Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares is listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(j)    Authorized. All of the Shares issuable pursuant to the applicable Advance Notice shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior Advance Notices required to have been received by the Investor under this Agreement by the date of the relevant Advance Notice shall have been delivered to the Investor.

(k)   Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

EXHIBIT A
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EXHIBIT B
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EXHIBIT C
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EXHIBIT D
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EXHIBIT E
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EXHIBIT F
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